For period ending June 30, 1996               Attachment 77C
File Number 811-3946
                     PaineWebber Managed Municipal Trust

A special meeting of shareholders was held on May 1, 1996, at which the following proposals to change each Series' fundamental fundamental investment restrictions and policies were approved:




                    Shares Voted For  Shares Voted Against  Shares Abstain


Modification of Fundamental Restriction on Concentration:
RMA California          215,538,775        3,914,724         25,986,534


RMA New York            124,255,880        2,607,357          24,474,014


Modification of Fundamental Restriction on Senior Securities and Borrowing:
RMA California           215,538,775        3,914,724          25,986,534

RMA New York             124,255,880        2,607,357          24,474,014


Modification of Fundamental Restriction on Making Loans:
RMA California            215,538,775       3,914,724           25,986,534

RMA New York              124,255,880       2,607,357           24,474,014


Modification of Fundamental Restriction on Underwriting Securities:
RMA California            215,538,775       3,914,724            25,986,534

RMA New York              124,255,880       2,607,357            24,474,014



Modification of Fundamental Restriction on Real Estate Investments:
RMA California            215,538,775       3,914,724            25,986,534

RMA New York              124,255,880       2,607,357            24,474,014

Modification of Fundamental Restriction on Investing in Commodities:
RMA California            215,538,775       3,914,724            25,986,534

RMA New York              124,255,880       2,607,357            24,474,014


                     Shares Voted For   Shares Voted Against  Shares Abstain

Elimination of Fundamental Restriction on Pledging Portfolio Securities.
RMA California           215,468,159      3,985,340              25,986,534

RMA New York             124,255,880      2,607,357              24,474,014


Elimination of Fundamental Restriction on Margin Transactions:
RMA California           215,538,775      3,914,724              25,986,534

RMA New York             124,255,880      2,607,357              24,474,014


Elimination of Fundamental Restriction on Short Sells:
RMA California           215,468,159      3,985,340              25,986,534


RMA New York             124,255,880      2,607,357              24,474,014


Elimination of Fundamental Restriction on Investments in Oil, Gas and Mineral Leases and Programs:


RMA California            215,263,973      4,189,526              25,986,534

RMA New York              124,255,880      2,607,357              24,474,014

Elimination of Fundamental Restriction on Investments in Other Investment
Companies:
RMA California            215,538,775      3,914,724              25,986,534

RMA New York              124,255,880      2,607,357              24,474,014


(Broker non-votes and abstentions are included within the "Shares Abstain" totals.)

     In addition to the item noted above, the Fund's shareholders
     (i) elected board members and (ii) ratified the selection of independent auditors. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on these two proposals since there were no solicitations in opposition to the registrant's nominees and all of the nominees were elected.

     A more complete description of each of the proposals referred to above is hereby incorporated by reference to the Fund's proxy materials relating to the Special Meeting of Shareholders dated February 28, 1996. These Schedule 14A materials were filed with the Securities and Exchange Commission via EDGAR on February 28, 1996; the accession code number was 0000889812-96-000186.